Exhibit 3.2

~~BY-LAWS~~

~~OF~~

~~BOSTON PRIVATE FINANCIAL HOLDINGS, INC.~~

~~AS AMENDED MAY 19, 1994 and APRIL 18, 2002~~

~~ARTICLE First~~

~~STOCKHOLDERS~~

~~SECTION 1. ANNUAL MEETING. The~~

AMENDED AND RESTATED BY-LAWS

ARTICLE I

Shareholders

1. Annual Meeting. The annual meeting of ~~stockholders~~shareholders shall be held ~~each year~~ at the ~~hour, date and place determined by the~~ date, time and place within or without the United States which is fixed by the majority of the Board of Directors ~~or an officer designated by the Board of Directors, which hour, date and place~~, the Chairman of the Board, if one is elected, or the President, which time, date and place may subsequently be ~~subsequently~~ changed at any time ~~by the Board of Directors.~~ by vote of the Board of Directors. The purposes for which ~~the~~such annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these ~~By-laws, may be specified by the Directors or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.~~

~~SECTION 2. MATTERS TO BE CONSIDERED AT ANNUAL MEETING. At any annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such annual meeting. To be considered as properly brought before an annual meeting of stockholders, business must be: (a) specified in the notice of meeting (or any supplement thereto); (b) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors, or (c) otherwise properly brought before the meeting by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of capital stock of the Corporation entitled to vote at such annual meeting who complies with the requirements set forth in this Section 2.~~

~~In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder of record of any shares of capital stock entitled to vote at such annual meeting (other than a stockholder proposal included in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as~~

~~amended, such stockholder shall: (i) give timely notice as required by this Section 2 to the Clerk of the Corporation, and (ii) be present at such meeting, either in person or by a representative. To be timely, a stockholder’s notice must be delivered to, or mailed and received by the Corporation at its principal executive office not less than 60 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (the “Anniversary Date:); provided, that in the event that the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, timely notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the scheduled date of such annual meeting and not later than the close of business on the later of (A) the 60th day prior to the scheduled date of such annual meeting or (B) the 10th day following the first date on which the date of such annual meeting is publicly disclosed.~~

~~Public disclosure of the scheduled date of the annual meeting of stockholders made by means of: (i) a press release, (ii) a report or other document filed publicly with the Securities and Exchange commission or (iii) a letter or report sent to stockholders of record of the Corporation at the time of the mailing of such letter or report shall be deemed sufficient as public disclosure of the date of such meeting for purposes of these By-laws.~~

~~A stockholder’s notice to the Clerk shall set forth as to each matter proposed to be brought before an annual meeting of stockholders: (i) a brief description of the business the stockholder desires to bring before such annual meeting and the reasons for conducting such business at such annual meeting, (ii) the name and address, as they appear on the Corporation’s stock transfer books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation beneficially owned by the stockholder proposing such business, (iv) the names and addresses of the beneficial owners, if any, of any stock registered in such stockholder’s name on such books, and the class and number of shares of the Corporation beneficially owned by such beneficial owners, (v) the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of shares of the Corporation beneficially owned by such other stockholders, and (vi) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.~~

~~If the Board of Directors or a designated committee thereof determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2 or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2 in any material respect, such proposal shall not be presented for action at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal in the manner set forth above, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Section 2. If the presiding officer determines that a stockholder proposal was made in accordance with the requirements of this Section 2, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such proposal. If the presiding officer determines that a stockholder proposal was not made in accordance with the requirements of this Section 2, he shall so declare at the annual meeting and such proposal shall not be acted upon at such meeting.~~

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~~SECTION 3. SPECIAL MEETINGS. Special Meetings of the stockholders may be called by the President or by a majority of the members of the Board of Directors. Special meetings shall be called by the Clerk, in the case of the death, absence, incapacity or refusal of the Clerk or, by any other officer, upon written application of one or more stockholders who hold at least: (i) 66 2/34 in interest of the capital stock of the Corporation entitled to vote at such meeting or (ii) such lesser percentage, if any [but in no event less than 402) as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish as the minimum percentage in interest eligible to apply to the Clerk to call such a meeting.~~

~~Application to a court pursuant to Section 34(b) of Chapter 1569 of the General Laws of Massachusetts (or any successor statute governing domestic corporations organized under the laws of Massachusetts) may be made only by stockholders holding at lease: (1) 66 2/34 in interest of the capital stock of the Corporation entitled to vote at such meeting or (ii) such lesser percentage, if any (but in no event less than 404) as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish as the minimum percentage in interest eligible to apply to the Clerk to call such a meeting.~~

~~The hour, date and place of any special meeting and the record date for determining the stockholders having the right to notice of and to vote at such meeting shall be determined by the President, if such meeting is called by the President, or by the Board of Directors if such meeting is called by the Board of Directors or is to be called by the Clerk upon the written application of one or more stockholders as provided in this Section 3. At any special meeting of stockholders only such business shall be conducted, and only such proposals shall be acted upon, as shall have been stated in the written notice of the special meeting given by the Clerk or the person calling such meeting and otherwise properly brought before such special meeting. In order for a proposal by a stockholder to be properly brought before a special meeting of stockholders, the application to the Clerk for the call of such meeting must contain the information required by the fourth paragraph of Article First, Section 2 of these By-laws with respect to proposals by stockholders to be considered at annual meetings of stockholders.~~

~~SECTION 4. [Intentionally omitted]~~

~~SECTION 5. NOTICES OF MEETINGS AND ADJOURNED MEETINGS. A written notice of each annual or special meeting of the stockholders, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given by, or at the direction of, the Clerk (or the person or persons calling the meeting) at least seven days before the date of such meeting to each stockholder entitled to vote thereat, by leaving such notice with him or at his residence or usual place of business, or by depositing it, postage prepaid, in the United States mail, directed to each stockholder at his address as it appears on the records of the Corporation. An affidavit of the Clerk, Assistant Clerk, or transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. No notice need be given to any person with whom communication is unlawful or to any person who has waived such notice la) in writing (which writing need not specify the business to be transacted at, or the purpose of, the meeting) signed by such person before or after the time of the meeting or (b) by attending the meeting except for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because~~

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~~the meeting is not lawfully called or convened. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken except that, if the adjournment is for more than thirty days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in the manner provided in this Section 5 of Article First.~~

~~SECTION 6. QUORUM. Unless the Articles of Organization or these By-laws otherwise provide, at any meeting of stockholders a quorum for the transaction of business shall consist of one or more individuals appearing in person and/or as proxies and owning and/or representing a majority of the shares of the corporation then outstanding and entitled to vote, provided that less than such quorum shall have power to adjourn the meeting from time to time.~~

~~SECTION 7. VOTING. Unless otherwise provided in the Articles of organization and subject to the provisions of Section 11 of this Article First, each stockholder shall have one vote for each share of stock entitled to vote held by him of record according to the records of the Corporation, persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote unless in the transfer by the pledger on the books of the Corporation he has expressly empowered the pledgee to vote the pledged shares, in which case only the pledgee or his proxy shall be entitled to vote. If shares stand of record in the names of two or more persons or if two or more persons have the same fiduciary relationship respecting the shares, then, unless the Clerk is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided to the contrary: (a) if only one votes, his act binds all; (b) if more than one votes, the act of the majority so voting binds all; and (c) if more than one votes and the vote is evenly split, the effect shall be as provided by law. Neither treasury shares nor shares held by another corporation, if a majority of the shares entitled to vote for the election of Directors of the other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.~~Bylaws, shall be for electing Directors and for such other purposes as shall be specified by the Board of Directors, the Chairman of the Board, if one is elected, or the President and set forth in the notice for the meeting pursuant to Section 4 of this Article I. In the event the time for an annual meeting is not fixed in accordance with these Bylaws to be held within 13 months after the last annual meeting was held, the Board of Directors may designate a special meeting held thereafter as a special meeting in lieu of the annual meeting, and such special meeting shall have, for purposes of these Bylaws or otherwise, all the force and effect of an annual meeting. Any and all references hereafter in these Bylaws to an annual meeting or annual meetings shall be deemed to refer also to any special meeting(s) in lieu thereof.

2. Special Meetings. Except as provided in this Section 2 of Article I, special meetings of shareholders may be called only by the Board of Directors or the President. Special meetings shall be called by the Secretary or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer, upon written application of one or more shareholders who hold at least (i) 75% in interest of the capital stock entitled to vote at such meeting or (ii) such lesser percentage, if any, (but not less than 40%) as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to

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establish for the call of such a meeting. The date, time and place of any special meeting and the record date for determining the shareholders having the right to notice of and to vote at such meeting shall be determined by the Board of Directors. Only business within the purpose or purposes described in the meeting notice may be conducted at a special meeting.

3. Notice of Shareholder Business and Nominations.

(a)	Annual Meetings of Shareholders.

(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting, who is present at the meeting and who complies with the notice procedures set forth in this Bylaw. In addition to the other requirements set forth in this Bylaw, for any proposal of business to be considered at an annual meeting such proposal must be a proper subject for action by shareholders of the Corporation under Massachusetts law.

(2) For nominations or other business to be properly brought before the annual meeting of shareholders to be held in 2008 and thereafter, by a shareholder pursuant to clause (c) of paragraph (a)(1) of this Bylaw, in addition to other applicable requirements, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation as set forth in this Section 3 of Article I. To be timely, a shareholder’s notice under this paragraph (a)(4) shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder’s notice under this paragraph (a)(4) shall set forth (x) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (y) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and the

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names and addresses of other shareholders known by the shareholder proposing such business to support such proposal, and the class and number of shares of the Corporation’s capital stock beneficially owned by such other shareholders; and (z) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner. For purposes of this paragraph (a)(4), “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. Notwithstanding anything in the second sentence of this paragraph (a)(4) to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least 85 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this paragraph (a)(4) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)	General.

(1) Only such persons who are nominated in accordance with the provisions of this Bylaw shall be eligible for election and to serve as Directors and only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the provisions of this Bylaw. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of this Bylaw. If neither the Board of Directors nor such designated committee makes a determination as to whether any shareholder proposal or nomination was made in accordance with the provisions of this Bylaw, the presiding officer of the annual meeting shall have the power and duty to determine whether the shareholder proposal or nomination was made in accordance with the provisions of this Bylaw. If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any shareholder proposal or nomination was not made in accordance with the provisions of this Bylaw, such proposal or nomination shall be disregarded and shall not be presented for action at the annual meeting.

(2) Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of (i) shareholders to request inclusion of

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proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) the holders of any series of undesignated preferred stock to elect Directors under specified circumstances.

4. Notice of Meetings. A written notice of each meeting of shareholders (other than adjournments governed by Section 5 of this Article I) stating the date, time and place and the purpose or purposes of such meeting shall be given by the Secretary or an Assistant Secretary (or other officer designated by the Board of Directors) no fewer than 7 days nor more than 60 days before the meeting to each shareholder entitled to vote thereat and to each shareholder who, by law, under the Articles of Organization or under these Bylaws, is entitled to such notice, by delivering such notice to him or her by mailing it, postage prepaid, and addressed to such shareholder at his or her address as it appears in the Corporation’s stock transfer books. Such notice shall be deemed to be delivered when hand delivered to such address or deposited in the mail so addressed, with postage prepaid. Notice may be given to a shareholder by any means permitted under applicable law. Without limiting the generality of the foregoing, notice may be given to a shareholder by electronic transmission in a manner specified by the shareholder, including, without limitation, by facsimile transmission, electronic mail or posting on an electronic network. Notwithstanding the foregoing, in case of any special meeting called upon the written demands of shareholders, such meeting shall be scheduled not less than 60 nor more than 90 days after the date on which the Secretary has received sufficient demands to require that such meeting be called and written notice thereof shall be given in accordance with this Section 4 within 30 days of receipt of such demands.

Notice of an annual or special meeting of shareholders need not be given to a shareholder if a written waiver of notice is signed before or after such meeting by such shareholder or such shareholder’s authorized attorney, if communication with such shareholder is unlawful, or if such shareholder attends such meeting unless (i) the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting or (ii) the shareholder objects to the consideration of a particular matter at the meeting as not within the purpose or purposes described in the meeting notice when the matter is presented. Neither the business to be transacted at, nor the purpose of, any annual meeting or special meeting of shareholders need be specified in any written waiver of notice.

5. Rescheduling of Meetings; Adjournments. The Board of Directors may postpone and reschedule any previously scheduled annual or special meeting of shareholders, and a record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting or record date has been sent or made pursuant to Section 4 of this Article I hereof or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice under Section 3 of Article I of these Bylaws.

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When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the shareholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to shareholders, or (c) the Board of Directors determines in its sole discretion that adjournment is otherwise in the best interests of the Corporation. When any annual meeting or special meeting of shareholders is adjourned to another date, time or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the date, time and place to which the meeting is adjourned; provided, however, that if a new record date for the adjourned meeting is fixed, notice of the adjourned meeting shall be given under this Article I to persons who are shareholders as of the new record date.

A meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present.

6. Quorum.

(a) Unless otherwise provided by law, or in the Articles of Organization, these Bylaws or a resolution of the Directors requiring satisfaction of a greater quorum requirement for any voting group, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter. As used in these Bylaws, a “voting group” includes all shares of one or more classes or series that, under the Articles of Organization or the Massachusetts Business Corporation Act, as in effect from time to time (or any successor statute) (the “MBCA”), are entitled to vote and to be counted together collectively on a matter at a meeting of shareholders. Shares owned by the Corporation in a fiduciary capacity shall be deemed outstanding for quorum purposes.

(b) A share once represented for any purpose at the meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless (i) the shareholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (ii) in the case of adjournment, a new record date is or shall be set for the adjournment meeting.

7. ~~SECTION 8. PROXIES. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk before being voted at any meeting or any adjournment thereof. Except as otherwise~~Voting and Proxies. Unless otherwise provided by law or by the Articles of Organization, each shareholder shall have, with respect to each matter voted upon at a meeting of shareholders, one vote for each share of stock entitled to vote owned by such shareholder of record according to the books of the Corporation. A shareholder may vote his or her shares either in person or may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in-fact. An

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appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. Unless otherwise provided in the appointment form, an appointment is valid for a period of 11 months from the date the shareholder signed the form or, if undated, from the date of its receipt by such officer or agent. Any shareholder’s proxy may be transmitted by facsimile or other electronic means in a manner complying with applicable law. Except as otherwise permitted by law or limited therein, proxies shall entitle the persons ~~named therein~~authorized thereby to vote at ~~the meeting specified therein and at any adjourned session~~any adjournment of such meeting but shall not be valid after final adjournment of ~~the~~such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them if the person signing appears to be acting on behalf of all the co-owners unless at~~,~~ or prior to~~, the~~ exercise of the proxy, the ~~corporation~~Corporation receives a specific written notice to the contrary from any ~~of them~~one of them. Subject to the provisions of Section 7.24 of the MBCA (or any successor provision thereof) and to any express limitation on the proxy’s authority provided in the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment. A proxy purporting to be executed by or on behalf of a ~~stockholder~~shareholder shall be deemed valid unless challenged at or prior to its exercise~~,~~ and the burden of proving ~~the~~ invalidity shall rest on the challenger.

~~SECTION 9. ACTION AT MEETING. When a quorum is present at any meeting, action of the stockholders on any matter properly brought before such meeting shall require, and may be effected by, the affirmative vote of the holders of a majority in interest of the stock present or represented and entitled to vote and voting on such matter, except where a larger vote is required by law, by the Articles of organization or by these By-laws.~~

~~SECTION 10. STOCKHOLDER LISTS. The officer or agent who has charge of the stock transfer books of the Corporation shall prepare and make a complete list of stockholders entitled to vote at each meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time thereof. The stock transfer books shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.~~

~~SECTION 11. RECORD DATE. The Directors may fix in advance a time which shall be not more than sixty days prior to (a) the date of any meeting of stockholders or (b) the date for the payment of any dividend or the making of any distribution to stockholders as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.~~

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To the extent permitted by applicable law, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communications: (i) participate in a meeting of shareholders; and (ii) be deemed present in person and vote at a meeting of shareholders.

8. Action at Meeting. If a quorum of a voting group exists, favorable action on a matter, other than election of Directors, is taken by a voting group if the votes cast within the group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by the MBCA, the Articles of Organization, these Bylaws or a resolution of the Board of Directors requiring receipt of a greater affirmative vote of the shareholders, including one or more separate voting groups. Unless otherwise provided in the Articles of Organization or these Bylaws, Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election. Absent special circumstances, shares of the Corporation’s stock are not entitled to vote if they are owned, directly or indirectly, by the Corporation or by another entity of which the Corporation owns, directly or indirectly, a majority of the voting interests. Notwithstanding the preceding sentence however, the Corporation may vote any share of stock held by it, directly or indirectly, in a fiduciary capacity.

9. Action without Meeting. Any action required or permitted to be taken at any annual or special meeting of shareholders (including any actions or powers reserved to the shareholders under these Bylaws) may be taken without a meeting, provided that all shareholders entitled to vote on the matter consent to the action in writing and the written consents describe the action taken, are signed by all such shareholders, bear the date of the signatures of such shareholders, and are delivered to the Corporation for inclusion with the records of the meetings of shareholders within 60 days of the earliest dated consent required to be delivered under this Section. Such consents shall be treated for all purposes as a vote at a meeting.

10. Form of Shareholder Action.

(a) Any vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder shall be considered given in writing, dated and signed, if, in lieu of any other means permitted by law, it consists of an electronic transmission that is permitted under applicable law, including, without limitation, an electronic transmission that sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the shareholder, proxy or agent or by a person authorized to act for the shareholder, proxy or agent and (ii) the date on which such shareholder, proxy, agent or authorized person transmitted the electronic transmission. The date on which the electronic transmission is transmitted shall be considered to be the date on which it was signed. The electronic transmission shall be considered received by the Corporation if it has been sent to any

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address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of shareholders, or is otherwise received by the Corporation in a manner permitted by applicable law.

(b) Any copy, facsimile or other reliable reproduction of a vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder may be substituted or used in lieu of the original writing for any purpose for which the original writing could be used, but the copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

11. Shareholders List for Meeting.

(a) ~~If no record date is fixed:~~After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and shall show the address of and number of shares held by each shareholder, but need not include an electronic mail address or other electronic contact information for any shareholder.

~~(1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the opening of business on the day on which notice is given, or, if notice is waived, at the opening of business on the day on which the meeting is held.~~

~~(2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.~~

(b) ~~A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.~~The shareholders list shall be available for inspection by any shareholder, beginning two business days after notice is given of the meeting for which the list was prepared and continuing through the meeting: (1) at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held; or (2) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting.

(c) The Corporation shall make the shareholders list available at the meeting, and any shareholder or his or her agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

12. Presiding Officer. The Chairman, if one is elected, or, in his or her absence, such other officer as shall be designated by the Board of Directors, shall preside at all annual

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or special meetings of shareholders and shall have the power, among other things, to adjourn such meetings at any time and from time to time in accordance with the provisions of Section 5 of this Article I. The order of business and all other matters of procedure at any meeting of the shareholders shall be determined by the presiding officer.

13. Voting Procedures and Inspectors of Elections. In advance of any meeting of shareholders, the Board of Directors may appoint one or more inspectors to act at an annual or special meeting of shareholders and make a written report thereon. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspector(s) may appoint or retain other persons or entities to assist the inspector(s) in the performance of their duties. The presiding officer may review all determinations made by the inspector(s), and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspector(s). All determinations by the inspector(s) and, if applicable, presiding officer, shall be subject to further review by the Board of Directors and any court of competent jurisdiction.

14. ~~SECTION 12. CONTROL SHARE ACQUISITION~~Control Share Acquisition. The provisions of Chapter ~~1100~~110D of the General Laws of The Commonwealth of Massachusetts (“Chapter 110D”), as it may be amended from time to time, shall not apply to “control share acquisitions” of the Corporation within the meaning of Chapter 110D.

~~ARTICLE Second~~

~~DIRECTORS~~

~~SECTION 1. POWERS. The Board of Directors, subject to any action at any time taken by such stockholders as then have the right to vote, shall have the entire charge, control and management of the Corporation, its property and business and may exercise all or any of its powers. In the event of a vacancy in the Board of Directors, the remaining Directors, except as provided by law or the Articles of Organization, may execute powers of the full Board until the vacancy is filled.~~

~~SECTION 2. COMPOSITION AND TERM. The Board of Directors shall consist of not less than the minimum number, nor more than the maximum number of individuals permitted by law. Subject to the foregoing requirements and applicable law, the Board of Directors may from time to time fix the number of Directors, provided that no such action may operate to remove a Director elected by the stockholders other than in the manner specified in the Articles~~

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~~of Organization. The Corporation shall have a Board of Directors of not less than three Directors. The Board of Directors shall be divided into three classes (Class I, Class II and Class III), as nearly equally in number as possible, with one class to be elected annually. At each annual meeting of the stockholders, the successors to the Directors of the class whose term shall expire in that year shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their respective successors are elected and qualified, provided, however, the initial Directors to be elected as Class I Directors„ Class II Directors and Class III Directors shall be elected for those terms set forth in the Articles of Organization.~~

~~SECTION 3. DIRECTOR NOMINATIONS. Nominations of candidates for election as Directors of the Corporation at any annual meeting of stockholders may be made (a) by, or at the direction of, a majority of the board of Directors or (b)- by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of capital stock of the corporation entitled to vote at such annual meeting who complies with the requirements set forth in this Section 3. Any stockholder who seeks to make such a nomination or his representative must be present in person at the annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as Directors at an annual meeting of stockholders.~~

~~Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Clerk of the Corporation as set forth in this Section 3. To be timely, a stockholder’s notice must be delivered to, or mailed and received by the Corporation at its principal executive office not less than 60 days nor more than 120 days prior to the Anniversary Date; provided, that in the event that the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, timely notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the scheduled date of such annual meeting and not later than the close of business on the later of (A) the 60th day prior to the scheduled date of such annual meeting or (B) the 10th day following the first date on which the date of such annual meeting is publicly disclosed. Public disclosure of the scheduled date of the annual meeting of stockholders shall be determined in accordance with Article First, Section 2 of these By-laws.~~

~~A stockholder’s notice to the Clerk shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a Director (i) the name, age, business address and residential address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation’s capital stock beneficially owned by such person on the date of such stockholder’s notice and (iv) the consent of each nominee to serve as a Director if elected. A stockholder’s notice to the Clerk shall further set forth as to the stockholder giving such notices (i) the name and address, as they appear on the Corporation’s stock transfer books, of such stockholder and of the beneficial owners (if any) of the stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such nominees; (ii) the class and number of shares of the Corporation’s capital stock which are held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominees on the record date for the annual meeting in question (if such date shall then have~~

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~~been made publicly available) and on the date of such stockholder notice and (iii) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board of Directors for election as a Director at an annual meeting shall furnish to the Clerk of the Corporation the information as to such nominee required to be set forth in a stockholder’s notice of nomination of a candidate for Director.~~

~~If the Board of Directors or a designated committee thereof determines that any stockholder nomination was not made in a timely fashion in accordance with the provisions of this Section 3 or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 3 in any material respect, such nomination shall not be considered at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 3, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether a nomination was made in accordance with such provisions. If the presiding officer determines that a nomination was made in accordance with the requirements of this Section 3, he shall so declare at the annual meeting and ballots shall be provided for use it the meeting with respect to such nominee. If the presiding officer determines that a nomination was not made in accordance with the requirements of this Section 3, he shall so declare at the annual meeting and such nomination shall not be considered at such meeting.~~

~~SECTION 4. VACANCIES. Any vacancy at any time existing in the Board, whether resulting from an increase in the size of the Board, from the death, resignation, disqualification or removal of a Director or otherwise, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office. If the Directors remaining in office constitute fewer than a quorum of the Board of Directors, such Directors may fill the vacancy by the affirmative vote of a majority of the Directors remaining in office.~~

~~SECTION 5. ENLARGEMENT OF THE BOARD. Except as provided in the Articles of organization, the number of the Board of Directors may be increased and one or more additional Directors elected at any special meeting of the stockholders, called at least in part for the purpose, or by the Directors by vote of a majority of the Directors then in office.~~

~~SECTION 6. TENURE. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, Directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified.~~

~~SECTION 7. RESIGNATION. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the president or Clerk. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.~~

~~SECTION 8. REMOVAL. Any Director may be removed from office only as provided in the Articles of Organization.~~

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~~SECTION 9. ANNUAL MEETING. Immediately after each annual meeting of stockholders, or the special meeting held in lieu thereof, and at the place thereof, if a quorum of the Directors is present, there shall be a meeting of the Directors without notice; but if such a quorum of the Directors is not present, or if present do not proceed immediately thereafter to hold a meeting of the Directors, the annual meeting of the Directors shall be called in the manner hereinafter provided with respect to the call of special meetings of Directors.~~

~~SECTION 10. REGULAR MEETINGS. Regular meetings of the Directors may be held at such times and places as shall from time to time be fixed by resolution of the Board or the By-laws and no notice need be given of regular meetings held at times and places so fixed, PROVIDED, HOWEVER, that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of stockholders, or the special meeting held in lieu thereof, and that if at any meeting of Directors at which a resolution is adopted fixing the times or places for any regular meetings any Director is absent, no meeting shall be held pursuant to such resolution without notice or waiver by such absent Director pursuant to Section 12 of this Article Second.~~

~~SECTION 11. SPECIAL MEETINGS. Special meetings of the Directors may be called by the Chairman of the Board, if one is elected, or by the President, the Clerk or at the request of three Directors and shall be held at the place designated in the call thereof.~~

~~SECTION 12. NOTICES. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director in person or by telephone or sent to his business or home address by telegram at least twenty-four (24) hours in advance of such meeting, or by written notice mailed to his business or home address at least forty-eight (48) hours in advance of such meeting. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid, or when delivered to the telegraph company if sent by telegram. Any Director may waive notice of any meeting by a writing executed by him either before at after the meeting and filed with the records of the meeting. The attendance of a Director at a meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting. When any Board of Directors’ meeting, either regular or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of a original meeting. It shall not be necessary to give any notice of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken.~~

~~SECTION 13. QUORUM. Unless the Article of Organization otherwise provide, at any meeting of the Directors a majority of the number of Directors then in office shall constitute a quorum for the transaction of business; provided always that any number of Directors (whether one or more and whether or not constituting a quorum) present at any meeting or at any adjourned meeting may make any reasonable adjournment thereof provided that all absent directors receive or waive notice pursuant to Section 12 of this Article Second of any such adjournment provided that all absent directors receive or waive notice pursuant to Section 12 of this Article Second of any such adjournment that exceeds four business days.~~

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ARTICLE II

Directors

1. Classes of Directors; Term of Office; Qualification. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors shall hold office in the manner provided in the Articles of Organization. No Director need be a shareholder of the Corporation or a resident of The Commonwealth of Massachusetts.

2. Powers. The business of the Corporation shall be managed under the direction of the Board of Directors who may exercise (or grant authority to be exercised) all the powers of the Corporation except as otherwise provided by law or by the Articles of Organization. In particular, and without limiting the generality of the foregoing, the Directors may at any time issue all or from time to time any part of the unissued capital stock of the Corporation from time to time authorized under the Articles of Organization and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.

3. Vacancies. The Board of Directors may act notwithstanding a vacancy or vacancies in its membership. Except as otherwise required by applicable law, any and all vacancies in the Board of Directors, however occurring including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new Director may not take office until the vacancy occurs. Any Director elected in accordance with this Section 3 of Article II shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred or the new directorship was created (whether or not such term extends beyond the date or dates of any annual meeting or meetings of shareholders succeeding the date of his election) and until his or her successor is duly elected and qualified.

4. Resignation. Any Director may resign by delivering his or her written resignation to the Corporation at its principal executive office, to the Board of Directors, or the Chairman of the Board (if any). Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some other event.

5. Removal. A Director may be removed only as provided by applicable law or the Articles of Organization.

6. Meetings. Regular meetings of the Board of Directors may be held without notice at such time, date and place as the Board of Directors may from time to time determine. A regular meeting of the Board of Directors may be held without notice at the same place as the annual meeting of shareholders, or the special meeting held in lieu thereof, following such meeting of shareholders.

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Special meetings of the Board of Directors may be called, orally or in writing, by the Board of Directors, by the Chairman of the Board, if one is elected, or by the President designating the time, date and place thereof.

7. Notice of Meetings. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary or Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone, voice mail, telegraph, teletype or other electronic means or by facsimile sent to his business or home address, at least 24 hours in advance of the meeting, or by written notice mailed to his or her business or home address at least 48 hours in advance of the meeting. Written notice, other than notice by electronic, telephone or similar means, is effective upon deposit in the United States mail, postage prepaid, and addressed to the Director’s address shown in the Corporation’s records. Notice need not be given to any Director who waives notice. A Director may waive any notice before or after the date and time of the meeting. The waiver shall be in writing, signed by the Director entitled to the notice, or in the form of an electronic transmission by the Director to the Corporation, and filed with the minutes or corporate records. A Director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

8. Quorum. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum, but a smaller number may constitute a quorum pursuant to Section 8.53 or Section 8.55 of the MBCA in making a determination that indemnification or advancement of expenses is permissible in a specific proceeding. Any number of Directors (whether one or more and whether or not constituting a quorum) constituting a majority of Directors present at any meeting or at any adjourned meeting may make any adjournment thereof, and the meeting may be held as adjourned without further notice.

9. ~~SECTION 14~~. ~~ACTION AT MEETING~~Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, ~~the action of the Directors on any matter brought before the meeting shall be decided by a vote of a majority of those present, unless a different vote~~a majority of the Directors present may take any action on behalf of the Board of Directors, unless a larger number is required ~~by law, the articles of~~ by law, by the Articles of Organization~~,~~ or by these ~~By-laws~~Bylaws.

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~~SECTION 15. ACTION BY WRITTEN CONSENT. Any action by the Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the directors’ meetings.~~

~~SECTION 16. COMMITTEES. The Directors may, by vote of a majority of the number of Directors required to constitute a full Boar5d as fixed in or determined pursuant to these By-laws as then in effect, elect from their number an executive committee and/or other committees and may be like vote delegate thereto some or all of their powers, except those which by law, the Articles of Organization or these By-laws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-laws for the Directors.~~

10. ~~SECTION 17~~. ~~TELEPHONE CONFERENCE MEETINGS. Members of the~~ Presence Through Communications Equipment. Unless otherwise provided by law or the Articles of Organization, members of the Board of Directors~~, or members of any committee thereof,~~ may participate in a meeting of the Board of Directors ~~of such committee~~ by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time~~,~~ and participation by such means shall constitute presence in person at a meeting. A Director participating in a meeting by this means is considered to be present in person at the meeting.

11. Action by Consent. Unless the Articles of Organization otherwise provide, any action required or permitted to be taken by the Directors at any meeting of the Board of Directors may be taken without a meeting if the action is taken by the unanimous consent of the members of the Board of Directors. The action must be evidenced by one or more consents describing the action taken, in writing, signed by each Director, or delivered to the Corporation by electronic transmission to the address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of Directors, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section is effective when the last Director signs or delivers the consent, unless the consent specifies a different effective date. A consent signed or delivered under this Section has the effect of a meeting vote and may be described as such in any document.

12. Committees. Unless otherwise provided by the Articles of Organization or these Bylaws, the Board of Directors, by vote of a majority of all the Directors then in office, may create one or more committees, may appoint members of the Board of Directors thereto, and may delegate to such committees some or all of its powers except those which by law, by the Articles of Organization, or by these Bylaws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these

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Bylaws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

13. ~~SECTION 18~~. ~~COMPENSATION OF DIRECTORS. The Board of Directors shall have authority to~~Compensation. The Board of Directors may fix the compensation of Directors ~~from time to time~~.

~~ARTICLE Third~~

~~OFFICERS~~

ARTICLE III

Officers

1. ~~SECTION 1~~. ~~ENUMERATION~~Enumeration. The officers of the Corporation shall ~~be~~consist of a President, a Treasurer, a ~~Clerk~~Secretary, and such other officers, including a Chairman of the Board or one or more Vice Presidents, Assistant Treasurers~~,~~ or Assistant ~~Clerks, Secretary, Assistant Secretaries and other officers as may from time to time define the powers and duties of these offices notwithstanding any other provisions of these By-laws~~Secretaries, as the Board of Directors may determine.

~~SECTION 2. ELECTION AND VACANCIES~~

2. Appointment. The Chairman of the Board, President, Treasurer ~~and Clerk~~ and Secretary shall ~~be elected~~be appointed annually by the ~~Directors at their~~Board of Directors at its first meeting following the annual meeting of ~~stockholders, or the special meeting held in lieu thereof~~shareholders. Other officers may be ~~chosen by the Directors at such meeting or at any other meeting. Except as otherwise provided by the Articles of organization, any vacancy at any time existing in any office may be filled by the Directors at any meeting, and such successor in office shall hold office for the unexpired term of his predecessor and until his successor is chosen and qualified, or until he sooner dies, resigns or is removed.~~appointed by the Board of Directors at such meeting or at any other meeting. Any such officer that is appointed by the Board of Directors shall be a “Board appointed officer.” A Board appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors. Each officer has the authority and shall perform the duties set forth in these Bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.

3. ~~SECTION 3~~. ~~QUALIFICATION. The President may, but need not be, a Director~~Qualification. No officer need be a ~~stockholder~~Director of the Corporation except for

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the Chairman of the Board, if one is elected. Any two or more offices may be held by ~~the same person, provided that the President and Clerk shall not be the same person. The Clerk~~any person. The Secretary shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Board of Directors to give bond for the faithful performance of his or her duties ~~to the corporation~~ in such amount and with such sureties as the Board of Directors may determine.

4. ~~SECTION 4~~. ~~TENURE~~Tenure. Except as otherwise provided by law, by the Articles of ~~organization,~~Organization or by these ~~By-laws~~Bylaws, the President, Treasurer ~~and Clerk~~, Secretary, and the Chairman of the Board if one is elected, shall hold office until the first meeting of the Board of Directors following the next annual meeting of ~~stockholders, or the special meeting held in lieu thereof, and thereafter until his successor is chosen~~shareholders and until their respective successors are appointed and qualified~~. Other~~; and all other officers shall hold office until the first meeting of the Board of Directors following the next annual meeting of ~~stockholders, or the special meeting held in lieu thereof, unless a shorter term is specified in the vote choosing or appointing them. Officers elected by the Board of Directors shall hold their respective offices at the pleasure of the Board of Directors. Election or appointment of an officer, employee or agent shall not in and of itself create contract rights. The Board of Directors may, however, authorize the Corporation to enter into an employment contract with any officer in accordance with applicable law, but no contract right shall impair the right of the Board of Directors to remove any officer at any time in accordance with this Section 4 of Article Third.~~shareholders and until their successors are appointed and qualified, or for such shorter term as the Board of Directors may fix at the time such officers are appointed.

5. ~~SECTION 5~~. ~~RESIGNATION~~Resignation. Any officer may resign by delivering his or her written resignation to the ~~corporation~~Corporation at its principal office ~~or to the President or Clerk~~, and such resignation shall be effective upon receipt unless it is specified to be effective at some ~~other time or upon the happening of some other event.~~later time. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor shall not take office until the effective date. An officer’s resignation shall not affect the Corporation’s contract rights, if any, with the officer.

~~SECTION 6. REMOVAL. The Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office, provided, however, that such removal, other than for cause shall be without prejudice to the contract rights, if any, of the persons involved, and provided further that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.~~

~~SECTION 7. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be one, shall preside at all meetings of the Board of Directors. The Chairman of the Board shall perform such duties and have such powers and perform such duties as the Board of Directors may from time to time designate.~~

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~~SECTION 8. PRESIDENT. The President when present shall preside at all meetings of the stockholders and of the Directors. He shall be the chief executive officer of the corporation except as the Board of Directors may otherwise provide. It shall be his duty and he shall have the power to see that all orders and resolutions of the Directors are carried into effect. He shall from time to time report to the Directors all matters within his knowledge which the interests of the corporation may require to be brought to its notice. The President shall perform such duties had have such powers additional to the foregoing as the Directors shall designate.~~

~~SECTION 9. VICE PRESIDENTS. In the absence or disability of the President, his powers and duties shall be performed by the Vice President, if only one, or if more than one, by the one designated for the purpose by the Directors. Each Vice President shall have such other powers and perform such other duties as the Directors shall from time to time designate.~~

~~SECTION 10. TREASURER. The Treasurer shall, subject to the direction of the Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of accounts. He shall have custody of all funds, securities, and valuable documents of the corporation, except as the Directors may otherwise provide. He shall promptly render to the President and to the Directors such statements of his transactions and accounts as the President and Directors respectively may from time to time require. The Treasurer shall perform such duties and have such powers additional to the foregoing as the Directors may designate.~~

~~SECTION 11. ASSISTANT TREASURERS. In the absence or disability of the Treasurer, his powers and duties shall be performed by the Assistant Treasurer, if only one, or, if more than one, by the one designated for the purpose by the Directors. Each assistant Treasurer shall have such other powers and perform such other duties as the Directors shall from time to time designate.~~

~~SECTION 12. CLERK. The Clerk shall record in books kept for the purpose all votes and proceedings of the stockholders and, if there be no Secretary or Assistant Secretary, of the Directors at their meetings. Unless the Directors shall appoint a transfer agent and/or registrar or other officer or officers for the purpose, the Clerk shall be charged with the duty of keeping, or causing to be kept, accurate records of all stack outstanding, stock certificates issued and stock transfers; and, subject to such other or different rules as shall be adopted from time to time by the Directors, such records may be kept solely in the stock certificate books. The Clerk shall perform such duties and have such powers additional to the foregoing as the Directors shall designate.~~

~~SECTION 13. ASSISTANT CLERKS. In the absence of the Clerk from any meeting of the stockholders or, if there be no Secretary or Assistant Secretary, from any meeting of the Directors, the Assistant Clerk, if one be elected, or, if there be more than one designated for the purpose by the Directors, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk. Each Assistant Clerk shall have such other powers and perform such other duties as the Directors may from time to time designate.~~

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~~SECTION 14. SECRETARY AND ASSISTANT SECRETARIES. If a Secretary is elected, he shall keep a record of the meetings of the Directors and in his absence, an Assistant Secretary, if one be elected, or, if there be more than one, the one designated for the purpose of by the Directors, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary. Each Assistant Secretary shall have such other powers and perform such other duties as the Directors may from time to time designate.~~

~~SECTION 15. SALARIES. The salaries and other compensation of officers, agents and employees of the Corporation shall be fixed from to time by or under authority from the Board of Directors. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a Director of the Corporation.~~

~~ARTICLE Fourth~~

~~PROVISIONS RELATING TO CAPITAL STOCK~~

~~SECTION 1. ISSUANCE AND CONSIDERATION. Unless the Articles of Organization provide otherwise, any unissued capital stock from time to time authorized under the Articles of Organization may be issued by vote of the stockholders or by vote of the Directors. No stock shall be issued unless the cash, so far as due, or the property, services or debts or notes for which it was authorized to he issued, has been actually received or incurred by, or conveyed, transferred, or rendered to, the Corporation, or is in its possession as surplus.~~

~~SECTION 2. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate or certificates representing in the aggregate the shares owned by him certifying the number and class thereof, which shall be in such form as the Directors shall adopt. Each certificate of stock shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the Corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-laws or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy to the holder of such certificate upon written request and without charge. Every certificate issued when the Corporation is authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificates upon written request and without charge.~~

~~SECTION 3. TRANSFER OF STOCK. The stock of the Corporation shall be transferable, so as to affect the rights of the corporation, only by transfer recorded on the books of the Corporation or its transfer agent, in person or by duly authorized attorney, and upon the surrender of the certificate or certificates properly endorsed or assigned.~~

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~~SECTION 4. EQUITABLE INTERESTS NOT RECOGNIZED. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law, by these By-laws or by the Articles of organization.~~

6. Removal. The Board of Directors may remove any officer at any time with or without cause.

7. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors. The Board of Directors shall appoint a successor if the office of President, Treasurer or Secretary becomes vacant and may appoint a successor if any other office becomes vacant.

8. Chairman of the Board and President. Unless otherwise provided by the Board of Directors, the President shall be the chief executive officer of the Corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of its business. Unless otherwise provided by the Board of Directors, the President shall preside, when present, at all meetings of shareholders and (unless a Chairman of the Board has been appointed and is present) of the Board of Directors. If a Chairman of the Board of Directors is appointed, he or she shall preside at all meetings of the Shareholders and the Board of Directors at which he or she is present.

9. Treasurer. Except as the Board of Directors shall otherwise determine, the Treasurer shall be the Chief Financial and Accounting Officer of the Corporation and shall be in charge of its funds and valuable papers, books of account and accounting records, and shall have such other duties and powers as may be designated from time to time by the Board of Directors or by any officer authorized by the Board of Directors to prescribe such duties and powers.

10. Secretary. The Secretary shall have responsibility for preparing minutes of the meetings of shareholders and the Board of Directors, and for authenticating records of the Corporation. In case a Secretary is not appointed or is absent, an Assistant Secretary shall keep a record of the meetings of the shareholders and the Board of Directors and may authenticate records of the Corporation. In the absence of the Secretary from any meeting of shareholders, an Assistant Secretary if one be appointed, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary. Unless a transfer agent has been appointed or the Board of Directors otherwise prescribes, the Secretary shall keep or cause to be kept the stock and transfer records of the Corporation, which shall contain the names and record addresses of all shareholders and the amount of stock held by each.

11. Other Powers and Duties. Subject to law, to the Articles of Organization, and to the other provisions of these Bylaws, each officer of the Corporation shall have in addition to the duties and powers specifically set forth in these Bylaws, such duties and powers as are

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customarily incident to his office, and such duties and powers as may be designated from time to time by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of such other officer.

12. Employment Contracts. The Corporation may enter into employment contracts authorized by the Board of Directors extending beyond the terms of office of the Directors. An employment contract shall be valid despite any inconsistent provision of these Bylaws relating to terms of officers and removal of officers with or without cause but shall not affect the authority of the Board of Directors to remove or fail to reappoint officers. Any such removal or failure to reappoint an officer shall be without prejudice to the officer’s contract rights, if any, with the Corporation.

ARTICLE IV

Capital Stock

1. Issuance and Consideration. The Board of Directors may issue the number of shares of each class or series of stock authorized by the Articles of Organization. The Board of Directors may authorize shares to be issued for any valid consideration. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for shares to be issued is adequate. That determination by the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and nonassessable. The Board of Directors shall determine the terms upon which the rights, options, or warrants for the purchase of shares or other securities of the Corporation are issued by the Corporation and the terms, including the consideration, for which the shares or other securities are to be issued.

2. Share Certificates. If shares are represented by certificates, at a minimum each share certificate shall state on its face: (a) the name of the Corporation and that it is organized under the laws of The Commonwealth of Massachusetts; (b) the name of the person to whom issued; and (c) the number and class of shares and the designation of the series, if any, the certificate represents. If different classes of shares or different series within a class are authorized, then the variations in rights, preferences and limitations applicable to each class and series, and the authority of the Board of Directors to determine variations for any future class or series, must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information on request in writing and without charge. Each share certificate shall be signed, either manually or in facsimile, by the President or a Vice President and by the Treasurer or an Assistant Treasurer, or any two officers designated by the Board of Directors, and shall bear the corporate seal or its facsimile. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate shall be nevertheless valid.

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3. Uncertificated Shares. The Board of Directors may authorize the issuance of some or all of the shares of any or all of the Corporation’s classes or series without certificates. The authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required by the MBCA to be on certificates.

4. Record and Beneficial Owners. Except as may be otherwise required by law, by the Articles of Organization or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown in the records of the Corporation (or, if the Board of Directors has established a procedure by which the beneficial owner of shares that are registered in the name of a nominee will be recognized by the Corporation as a shareholder, the beneficial owner of shares to the extent provided in such procedure) as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

Each shareholder shall have the duty to notify the corporation of such shareholder’s post office address.

5. ~~SECTION 5~~. ~~LOST OR DESTROYED CERTIFICATES~~Lost or Destroyed Certificates. The Board of Directors of the Corporation may, subject to Massachusetts General Laws, Chapter ~~1568,~~106, Section ~~29, as amended from time to time~~8-405 (or any successor provision), determine the conditions upon which a new share certificate ~~of stock~~ may be issued in place of any certificate alleged to have been lost, destroyed, or ~~mutilated.~~wrongfully taken. The Board of Directors may, in its discretion, require the owner of such share certificate, or his or her legal representative, to give a bond, sufficient in its opinion, with or without surety, to indemnify the Corporation against any loss or claim which may arise by reason of the issue of the new certificate.

~~SECTION 6. DIVIDENDS. Subject to applicable law, the Articles of Organization and these By-laws, the Board of Directors may from time to time declare, and the Corporation may pay, dividends on outstanding shares of its capital stock.~~

~~ARTICLE Fifth~~

STOCK IN OTHER CORPORATIONS

6. Transfers. Subject to any restrictions on transfer, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefore properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

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7. Record Date. The Board of Directors may fix in advance a time, which, in the case of any meeting of shareholders, shall be not more than 70 days before the date of such meeting, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive a dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. If a record date for a specific action is not fixed by the Board of Directors, and is not supplied by the section of the MBCA dealing with that action, the record date shall be the close of business either on the day before the first notice is sent to shareholders, or, if no notice is sent, on the day before the meeting. If the Board of Directors does not fix the record date for determining shareholders entitled to a distribution, other than one involving a purchase, redemption or other acquisition of the Corporation’s shares, the record date shall be the date the Board of Directors authorizes the distribution. A determination of shareholders entitled to notice of or to vote at a meeting of shareholders is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

ARTICLE V

Indemnification

1. Indemnification; Articles of Organization. Directors and officers shall be entitled to indemnification in accordance with the Articles of Organization.

2. Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is a Director or officer of the Corporation, or who, while a Director or officer of the Corporation, serves at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a Director or officer, whether or not the Corporation would have power to indemnify or advance expenses to him or her against the same liability under this Article V or the Articles of Organization.

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3. Application of this Article. If the laws of The Commonwealth of Massachusetts are hereafter amended from time to time, or are succeeded by new provisions of applicable law to increase the scope of permitted indemnification, indemnification required hereunder shall be provided to the fullest extent permitted or required by any such amendment or successor provision and indemnification permitted hereunder shall be permitted to the fullest extent authorized by any such amendment or successor provision.

ARTICLE VI

Miscellaneous Provisions

1. Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall be the twelve months ending December 31st in each year.

2. Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without Director action, may be executed on behalf of the Corporation by the President or the Treasurer except as the Board of Directors may generally or in particular cases otherwise determine.

4. ~~Except as the~~Voting of Securities. Unless otherwise provided by the Board of Directors ~~may otherwise designate~~, the President or Treasurer may waive notice of~~,~~ and act on behalf of this Corporation, or appoint ~~any~~another person or persons to act as proxy or attorney in fact for this Corporation ~~(with or without~~with or without discretionary power and/or power of substitution~~)~~, at any meeting of ~~stockholders~~shareholders or shareholders of any other corporation or organization, ~~the~~any of whose securities ~~of which may be~~are held by this Corporation.

~~ARTICLE Sixth~~

~~INSPECTION OF RECORDS~~

5. Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation. Said resident agent shall be either an individual, a corporation organized under the laws of Massachusetts, or a corporation organized under the laws of any other state of the United States, which has qualified to do business in Massachusetts, that has a business address in Massachusetts.

6. ~~Books, accounts, documents and records of the Corporation shall be open to inspection by any Director at all times during the usual hours of business~~Corporate Records. The original, or attested copies, of the Articles of Organization, ~~By-laws~~Bylaws and records of

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all meetings of the incorporators and ~~stockholders~~shareholders, and the stock and transfer records, which shall contain the names of all ~~stockholders~~shareholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the ~~corporation~~Corporation, or at an office of its transfer agent, Secretary or ~~of the Clerk. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the Corporation.~~resident agent.

~~ARTICLE Seventh~~

~~CHECKS, NOTES, DRAFTS AND OTHER INSTRUMENTS~~

~~Checks, notes, drafts and other instruments for the payment of money drawn or endorsed in the name of the Corporation may be signed by any officers or persons authorized by the Directors to sign the same. No officer or person shall sign any such instrument as aforesaid unless authorized by the Directors to do so.~~

~~ARTICLE Eighth~~

~~SEAL~~

~~The seal of the Corporation shall be circular in form, bearing its name, the word “Massachusetts”, and the year of its incorporation The Treasurer shall have custody of the seal and may affix it (as may any other officer if authorized by the Directors) to any instrument requiring the corporate seal.~~

~~ARTICLE Ninth~~

~~FISCAL YEAR~~

~~The fiscal year of the Corporation shall be the year ending with December 31 in each year.~~

~~ARTICLE Tenth~~

~~AMENDMENTS~~

~~The By-laws may be amended at any time by a majority of the full Board of Directors subject to repeal or change by vote of the holders of a majority of the shares of capital stock issued and outstanding.~~

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~~ARTICLE Eleventh~~

~~SEPARABILITY~~

~~In any term or provision of the By-laws, or the application thereof to any person or circumstance or period of time, shall to any extent be invalid or unenforceable, the remainder of the By-laws shall be valid and enforced to the fullest extent permitted by law.~~

7. Articles of Organization. All references in these Bylaws to the Articles of Organization shall be deemed to refer to the Amended and Restated Articles of Organization of the Corporation, as amended and in effect from time to time.

8. Amendment. The power to make, amend or repeal these Bylaws shall be in the shareholders; provided, however, that, in accordance with the Articles of Organization, the Directors may make, amend or repeal these Bylaws (other than this Section 8 of Article VI) in whole or in part, except with respect to any provisions thereof which by law, the Articles of Organization or these Bylaws requires action by the shareholders. Notwithstanding the foregoing, the Board of Directors shall not take any action unless permitted by law. Not later than the time of giving notice of the meeting of shareholders next following the making, amending or repealing by the Directors of any Bylaw, notice thereof stating the substance of such change shall be given to all shareholders entitled to vote on amending the Bylaws. Any amendment or repeal of these Bylaws by the Directors and any Bylaw adopted by the Directors may be amended or repealed by the shareholders.

ADOPTED April 25, 2007 AND EFFECTIVE June, 1, 2007

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